News Release

Hooper Holmes Announces Second Quarter 2017 Financial Results
Management reaffirms guidance for Q2 – Q4 2017
Projects strong fourth quarter

OLATHE, Kan., August 10, 2017 -- Hooper Holmes, Inc. (OTCQX: HPHW) today announced second quarter 2017 financial results. Because the Company's merger with Provant Health Solutions closed on May 11, 2017, these results include Provant from that date through June 30, 2017.

"Since the Hooper Holmes and Provant merger closed we have implemented over $5.1 million in annualized synergy savings, won new business to bring our 2017 annualized new sales to $11.9 million and increased our access to capital. We are well-positioned for an exceptionally strong busy season, in particular, the fourth quarter,” commented Henry Dubois, Chief Executive Officer of Hooper Holmes. “Today we are reaffirming our 2017 guidance. For the last three quarters of 2017 we expect to achieve over $54 million in revenue and over $3 million in adjusted EBITDA. We are on track to achieve $7 million in annualized synergy savings, and we project over $5 million in adjusted EBITDA for the full year 2018.”

The second quarter financial results this year include many one-time expenses related to the merger, integration costs and refinancing activities, and only reflect Provant’s financial results from May 11, 2017 through June 30, 2017. The complexity of the transaction makes variance analysis challenging to summarize briefly. The details will be included in the Company's Form 10-Q when filed next week.

Hooper Holmes’ revenues totaled $8.9 million for the second quarter of 2017, an increase of 16 percent compared to the second quarter of 2016. Pro-forma revenues for the second quarter 2017 for the merged company, as if the merger had occurred on April 1, 2017, were $10.9 million. Adjusted EBITDA for the second quarter 2017 was a loss of $2.2 million, compared to a loss of $1.1 million in the second quarter 2016. The increased loss was primarily due to the combination of the operations of the two companies prior to realizing savings from synergies.

Conference Call

The Company will host a conference call today, Thursday, August 10, 2017, at 7:30 a.m. CT (8:30 a.m. ET) to discuss its second quarter 2017 financial results. A slide presentation will accompany the conference call and is available on the Company’s website located at www.hooperholmes.com.

Hooper Holmes Confidential

To participate in the conference call, please dial 877-741-4241, or internationally 719-325-4777 conference ID: 9423069 five to ten minutes before the call is scheduled to begin. A live webcast will be hosted on the Company's website located at www.hooperholmes.com. A replay of the conference call will be available through August 17, 2017, by dialing 844-512-2921, or internationally 412-317-6671. The access code for the replay is 9423069.

Company Profile

Hooper Holmes, Inc. is a leader in workplace wellness and clinical research support services. The Company mobilizes a national network of health professionals to provide on-site health screenings, laboratory testing, risk assessment and sample collection services to wellness and disease management companies, employers and brokers, government organizations and academic institutions nationwide. Under the Accountable Health Solutions brand, the Company combines smart technology, and healthcare and behavior change expertise to offer comprehensive health and wellness programs that improve member health, increase efficiencies and reduce healthcare delivery costs.

Provant, a wholly-owned subsidiary of Hooper Holmes, Inc., is a leader in comprehensive workplace well-being solutions with a growing, global presence. Provant partners with employers and brokers to improve member health and productivity and support healthcare cost management. Provant touches millions of lives by delivering customized well-being strategies and services on-site, telephonically and digitally, utilizing advanced data management technology.

For further information:

Hooper Holmes
Henry E. Dubois
CEO
(913) 764-1045

Investors: Andrew Berger
S.M. Berger & Company
(216) 464-6400

Investors: Scott Gordon
CORE IR
(516) 222-2560

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, and other variations or comparable terminology.  These forward-looking statements include all statements other than historical facts.   Any forward-looking statement made by management

Hooper Holmes Confidential

during this call is not a guarantee of future performance, and actual results may differ materially from those expressed in or suggested by the forward-looking statements, as a result of various factors, including, without limitation the factors discussed in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2016, as the same may be updated from time-to-time in subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by management on this call speaks only as of the date hereof, and the Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. In addition, management uses the non-GAAP performance measures Adjusted EBITDA on this call.  You can find a reconciliation of such measures to their nearest GAAP equivalent in the Company’s earnings release, which is available on our website.

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Hooper Holmes Confidential

**HOOPER HOLMES INC.**
**CONSOLIDATED STATEMENTS OF OPERATIONS**
(unaudited; in thousands, except share and per share data)

| | Three months ended June 30, 2017 | Three months ended June 30, 2016 | Six months ended June 30, 2017 | Six months ended June 30, 2016 |
|---|---|---|---|---|
| Revenues | $ 8,883 | $ 7,643 | $ 16,484 | $ 14,884 |
| Cost of operations | 7,206 | 5,878 | 13,115 | 11,659 |
| Gross profit | 1,677 | 1,765 | 3,369 | 3,225 |
| Selling, general and administrative expenses | 5,175 | 3,724 | 8,654 | 7,551 |
| Transaction costs | 1,459 | 221 | 2,141 | 329 |
| Operating loss from continuing operations | (4,957) | (2,180) | (7,426) | (4,655) |
| Interest expense | 693 | 1,011 | 1,461 | 1,800 |
| Other income | - | (887) | - | (887) |
| Loss from continuing operations before taxes | (5,650) | (2,304) | (8,887) | (5,568) |
| Income tax expense | 12 | 5 | 17 | 10 |
| Loss from continuing operations | (5,662) | (2,309) | (8,904) | (5,578) |
| Discontinued operations: | | | | |
| Gain (loss) from discontinued operations | 21 | (150) | 134 | (309) |
| Net loss | $ (5,641) | $ (2,459) | $ (8,770) | $ (5,887) |
| Reconciliation of GAAP results to Non-GAAP results | | | | |
| Interest expense | $ 346 | $ 225 | $ 565 | $ 438 |
| Other debt related costs included in interest expense | 347 | 786 | 896 | 1,362 |
| Income tax expense | 12 | 5 | 17 | 10 |
| Depreciation and amortization | 874 | 708 | 1,497 | 1,409 |
| Share-based compensation expense | 124 | 390 | 162 | 470 |
| Severance costs | 210 | - | 210 | - |
| Stock payments in connection with debt amendments | - | (100) | - | 50 |
| Transaction costs | 1,459 | 221 | 2,141 | 329 |
| Transition costs | 31 | 2 | 29 | 54 |
| Lease settlements | 31 | - | 49 | - |
| Portamedic contingent liability | - | - | - | 150 |
| Write-off of SWK Warrant #2 | - | (887) | - | (887) |
| Adjusted (Non-GAAP) EBITDA | $ (2,207) | $ (1,109) | $ (3,204) | $ (2,502) |

*Adjusted EBITDA for second quarter 2017 was ($2.2 million), compared to ($1.1 million) for the second quarter of 2016. The above schedule is a description of adjustments made to net loss.*

| | Three months ended June 30, 2017 | Three months ended June 30, 2016 | Six months ended June 30, 2017 | Six months ended June 30, 2016 |
|---|---|---|---|---|
| Income (loss) per share | | | | |
| Continuing operations: | | | | |
| Basic | $ (0.27) | $ (0.27) | $ (0.55) | $ (0.67) |
| Diluted | (0.27) | (0.27) | (0.55) | (0.67) |
| Discontinued operations: | | | | |
| Basic | 0.00 | (0.02) | 0.01 | (0.04) |
| Diluted | 0.00 | (0.02) | 0.01 | (0.04) |
| Net loss: | | | | |
| Basic | (0.27) | (0.29) | (0.54) | (0.71) |
| Diluted | (0.27) | (0.29) | (0.54) | (0.71) |
| Weighted average number of shares: | | | | |
| Basic and diluted | 21,336,209 | 8,602,590 | 16,104,369 | 8,329,568 |

Hooper Holmes Confidential

Hooper Holmes, Inc.
Consolidated Balance Sheets
(in thousands)

	June 30, 2017	December 31, 2016
	(unaudited)	
ASSETS		
Current assets:		
Cash and cash equivalents	$ 1,250	$ 1,866
Accounts receivable, net of allowance for doubtful accounts	7,133	4,155
Inventories	1,424	1,112
Other current assets	1,127	345
Total current assets	10,934	7,478
Property, plant and equipment, net	2,423	1,760
Intangible assets, net	10,995	4,031
Goodwill	6,813	633
Other assets	495	352
Total assets	31,660	14,254
LIABILITIES AND STOCKHOLDERS' DEFICIT		
Current liabilities:		
Accounts payable	8,928	6,612
Accrued expenses	4,772	1,747
Short-term debt	6,473	5,821
Other current liabilities	3,111	2,621
Total current liabilities	23,284	16,801
Long-term debt	7,831	-
Other long term liabilities	934	317
Commitments and contingencies		
Stockholders' deficit:		
Common stock	1,034	404
Additional paid-in capital	176,699	166,084
Accumulated deficit	(178,122)	(169,352)
Total stockholders' deficit	(389)	(2,864)
Total liabilities and stockholders' deficit	$ 31,660	$ 14,254

Hooper Holmes Confidential